                                                                 Exhibit 3(iii)


                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 VIRAGEN, INC.

         Viragen, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         The amendment to the Corporation's Certification of Incorporation as set forth in the following resolution approved by the Corporation's Board of Directors and stockholders was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware:

         RESOLVED, that the Board of Directors hereby authorizes an amendment to its Certificate of Incorporation to increase its authorized common capital stock from 75,000,000 shares of Common Stock, $.01 par value, to 125,000,000 shares of Common Stock, $.01 par value, and in particular the Board hereby approved an amendment to Article FOURTH of the Certificate of Incorporation, as amended, to increase the Common Stock, $.01 par value, and shall read in its entirety as follows:

         "FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is 126,000,000 of which 1,000,000 shares shall be Preferred Stock, $1.00 par value, and 125,000,000 shares shall be Common Stock, $.01 par value. The Preferred Stock shall be issued from time to time in one or more series with such distinctive serial designations and (a) may have such voting powers, full or limited, or may be without voting power; (b) may be subject to redemption at such time or times and at such prices, as determined; (c) may be entitled to receive dividends (which may be cumulative or noncumulative) at such rate or rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or series of stock; (d) may have such rights upon the dissolution of, or upon any distribution of the assets of the Corporation; (e) may be convertible into, or exchangeable for, shares of any other class or of any other series of the same or any other class or series of stock of the Corporation, at such price of prices or at such rates of exchange and with such adjustments, as determined; and (f) shall have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, all as shall hereinafter be stated and expressed in the resolution or resolutions providing for the issuance of such Preferred Stock from time to time adopted by the Board of Directors, pursuant to authority so to do which is hereby expressly vested in the Board of Directors."

         Each share of Common Stock shall entitle the holder thereof to one vote, in person or by proxy, on all matters on which holders of shares of Common Stock are entitled to vote.

         The number of authorized shares of any class of capital stock of the Corporation including, but without limitation, the Preferred Stock and the Common Stock, may be or decreased by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote.

         IN WITNESS WHEREOF, Viragen, Inc. has caused this Certificate of Amendment to the Certification of Incorporation to be signed by Gerald Smith, Chairmen of the Board and President and attested to by Dennis W. Healey, Secretary, and the seal of the Corporation has been duly affixed hereto, this 4th day of October, 1999.


                                             VIRAGEN, INC.



                                             By: /s/ Gerald Smith
                                                -------------------------------
                                                Gerald Smith, Chief Executive
                                                Officer and President

ATTEST:

/s/ Dennis W. Healey
---------------------------
Dennis W. Healey, Secretary




                                       2